Sutherland                                         1275 Pennsylvania Ave., NW
   Asbill &                                          Washington, DC  20004-2415
  Brennan LLP                                                  tel 202.383.0100
                                                               fax 202.637.3593
ATTORNEYS AT LAW                                                 www.sablaw.com



MICHAEL R. MILES
DIRECT LINE: 202.383.0204
Internet: mmiles@sablaw.com


                                February 9, 2001


Board of Trustees
The GCG Trust
1475 Dunwoody Drive
West Chester, PA 19380

Ladies and Gentlemen:

     This letter responds to your request for our opinion concerning the federal income tax consequences of the proposed reorganization transaction (the "Reorganization") between the Developing World Portfolio (the "Developing World Portfolio") and the Emerging Markets Portfolio (the "Emerging Markets Portfolio") of The GCG Trust (the "Trust").

     In rendering our opinion, we have relied solely on the assumptions set forth below and the factual statements, summarized below, contained in the Form N-14 Registration Statement of the Trust (including Appendix A, The Plan of Reorganization) received by us immediately prior to the date of this Opinion Letter.

                            Summary of Relevant Facts
                            -------------------------
     The Trust is a business trust organized and existing under the laws of the State of Delaware, having been incorporated on March 21, 1985, and having an authorized unlimited number of shares of beneficial interest, $0.001 par value. The Trust is registered under the Investment Company Act of 1940 as an open-end management investment company. It comprises twenty-nine portfolios.


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Atlanta   o   Austin   o   New York   o   Tallahassee   o   Washington, DC


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Board of Trustees
February 9, 2001
Page 2

     The Trust serves as an investment medium for variable annuity contracts and variable life insurance policies issued by Golden American Life Insurance Company and First Golden Life Insurance Company of New York (collectively, the "Companies"). Shares of beneficial interest in the Trust currently are held only by three separate accounts of the Companies. (The Companies and their separate accounts are sometimes collectively referred to herein as the "Shareholders.")

     The Emerging Markets Portfolio seeks long-term capital appreciation and invests primarily in equity securities of companies in at least six different emerging-market countries. The Emerging Markets Portfolio's investment philosophy is to capitalize on emerging-capital markets in developing nations and other nations in which economic and political factors are likely to produce above-average growth rates. The Emerging Markets Portfolio has a single class of beneficial interests outstanding, all the shares of which are held by the Shareholders.

     The Developing World Portfolio seeks capital appreciation and invests primarily in the equity securities of companies in emerging-market countries. The Developing World Portfolio normally invests in at least six different emerging-market countries, with no more than 35% of its assets being invested in any one country. The Developing World Portfolio has a single class of beneficial interests outstanding, all the shares of which are held by the Shareholders.

     Directed Services, Inc. ("DSI") is the manager to both the Emerging Markets Portfolio and the Developing World Portfolio. DSI is registered as an investment adviser under the Investment Advisers Act of 1940.

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Board of Trustees
February 9, 2001
Page 3

     The Board of Trustees of the Trust has determined that it is in the best interests of the Trust, the Emerging Markets Portfolio, the Developing World Portfolio, the Shareholders, and the owners of the variable life insurance and annuity contracts indirectly invested in each of the two portfolios to combine the two portfolios, with the Developing World Portfolio becoming the surviving portfolio in the manner set forth below. In the trustees' view, the Reorganization will consolidate two almost identical portfolios managed by the same portfolio manager, thereby (1) eliminating duplication of costs and other inefficiencies arising from having two similar portfolios within the same trust,
(2) benefiting the beneficial shareholders of both portfolios by creating a surviving portfolio with a greater asset base, and (3) providing greater investment opportunities for the surviving portfolio.

     For the foregoing business reasons, the following steps have been proposed:

     (a) Prior to the date on which the Reorganization will occur (the "Effective Date"), the Board of Trustees of the Trust (or appropriate Trust officers acting under the authority of the Board of Trustees) will declare a dividend on Emerging Markets Portfolio shares representing substantially all the Emerging Markets Portfolio's accrued but undistributed net investment income through the Effective Date, as well as any other dividend necessary to enable the Emerging Market Portfolio to avoid any liability for federal excise taxes;

     (b) On the Effective Date, all the assets of the Emerging Markets Portfolio will be transferred to the Developing World Portfolio in exchange solely for shares of beneficial interest in the Developing World Portfolio ("new Developing World Portfolio shares") and all the liabilities (if any) of the Emerging Markets Portfolio will be assumed by the Developing World Portfolio; and

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Board of Trustees
February 9, 2001
Page 4

     (c) On the Effective Date, the Emerging Markets Portfolio will exchange for each outstanding Emerging Markets Portfolio share of beneficial interest ("Emerging Market Portfolio share") a number of new Developing World Portfolio shares in complete liquidation of the Emerging Markets Portfolio.

     The number of full and fractional new Developing World Portfolio shares to be issued to holders of Emerging Markets Portfolio shares will be determined on the basis of the relative net asset values of the Emerging Markets Portfolio and the Developing World Portfolio on the Effective Day. No consideration other than new Developing World Portfolio shares will be issued in the Reorganization. All the Developing World Portfolio shares, including the new Developing World Portfolio shares, are voting shares.

                                   Assumptions
                                   -----------
                  The following assumptions are based on representations contained in the representation letter issued by the Trust to us in connection with this Opinion Letter. Our opinions are specifically conditioned upon the accuracy of the assumptions as of the Effective Date.

     (a) The fair market value of the new Developing World Portfolio shares received by each Emerging Markets Portfolio shareholder will be approximately equal to the fair market value of the Emerging Markets Portfolio shares surrendered in the Reorganization.

     (b) There is no plan or intention by the Shareholders to sell, exchange, or otherwise dispose of a number of new Developing World Portfolio shares to be received in the Reorganization that would reduce the Shareholders' ownership of such new Developing World Portfolio shares to a number of shares having a value, as of the date of the Reorganization, of

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Board of Trustees
February 9, 2001
Page 5

less than 50 percent of the value of all the formerly outstanding Emerging Markets Portfolio shares as of the same date. For purposes of this assumption, Emerging Markets Portfolio shares and new Developing World Portfolio shares held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Reorganization are considered.

     (c) The Developing World Portfolio will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Emerging Markets Portfolio immediately prior to the Reorganization. For purposes of this assumption, amounts used by the Emerging Markets Portfolio to pay its reorganization expenses, amounts paid by the Emerging Markets Portfolio to Shareholders who receive cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by the Emerging Markets Portfolio immediately preceding the Reorganization are included as assets of the Emerging Markets Portfolio held immediately prior to the Reorganization.

     (d) The Developing World Portfolio has no plan or intention to reacquire any of its shares issued in the Reorganization, except for redemptions in the ordinary course of its business.

     (e) The Developing World Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Emerging Markets Portfolio acquired in the Reorganization, except for dispositions made in the ordinary course of its business or transfers described in section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

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Board of Trustees
February 9, 2001
Page 6

     (f) The Emerging Markets Portfolio will distribute to the Shareholders the new Developing World Portfolio shares it receives in the Reorganization, and all its other properties, in pursuance of the plan of reorganization.

     (g) Any liabilities of the Emerging Markets Portfolio to be assumed by the Developing World Portfolio and any liabilities to which the transferred assets of the Emerging Markets Portfolio will be subject were incurred by the Emerging Markets Portfolio in the ordinary course of its business.

     (h) Following the Reorganization, the Developing World Portfolio will continue the historic business of the Emerging Markets Portfolio or use a significant portion of the Emerging Markets Portfolio's historic business assets in a business.

     (i) The Developing World Portfolio, the Emerging Markets Portfolio, and the Shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.

     (j) There is no indebtedness existing between the Developing World Portfolio and the Emerging Markets Portfolio that was issued, acquired, or will be settled at a discount.

     (k) The Developing World Portfolio and the Emerging Market Portfolio are regulated investment companies as defined in section 368(a)(2)(F) of the Code.

     (l) The Developing World Portfolio does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Emerging Markets Portfolio shares.

     (m) Each of the fair market value and total adjusted tax basis of the assets of the Emerging Markets Portfolio transferred to the Developing World Portfolio will equal or

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Board of Trustees
February 9, 2001
Page 7

exceed the sum of the liabilities (if any) to be assumed by the Developing World Portfolio, plus the amount of liabilities (if any) to which the transferred assets will be subject.

     (n) The Emerging Markets Portfolio is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     (o) The Developing World Portfolio and the Emerging Markets Portfolio have elected to be taxed as regulated investment companies under section 851 of the Code, and for all of their taxable periods (including the last short taxable period for the Emerging Markets Portfolio ending on the date of the transaction) have qualified for the special tax treatment afforded regulated investment companies under the Code. After the transaction, the Developing World Portfolio intends to continue to so qualify.

     (p) There is no plan or intention for the Developing World Portfolio, or any person related (as defined in section 1.368-1(e)(3) of the Treasury regulations) to the Developing World Portfolio, to acquire, during the five-year period beginning on the date of the Reorganization, the new Developing World Portfolio shares, either directly or through any transaction, agreement, or arrangement with any other person, except for redemptions in the ordinary course of business of the Developing World Portfolio.

     (q) After the Reorganization, the Shareholders will be in "control" of the Developing World Portfolio within the meaning of section 368(a)(2)(H) of the Code, and there will not be outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of the Developing World Portfolio that could affect such "control."


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Board of Trustees
February 9, 2001
Page 8

                                     Opinion
                                     -------

     Based on our analysis of the Code, the Treasury regulations, case law, published and private rulings of the Internal Revenue Service, and other relevant legal authority, and in view of facts summarized above and the assumptions set forth above, it is our opinion that the following federal income tax consequences will result from the Reorganization:

     1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(D) of the Code, and both the Developing World Portfolio and the Emerging Markets Portfolio will be a "party to a reorganization" within the meaning of section 368(b).

     2. No gain or loss will be recognized by the Emerging Markets Portfolio on the transfer of its assets to the Developing World Portfolio in exchange solely for new Developing World Portfolio shares and Developing World Portfolio's assumption of the liabilities (if any) of the Emerging Markets Portfolio and the subsequent distribution of those new Developing World Portfolio shares to the Shareholders of the Emerging Markets Portfolio in exchange for their Emerging Markets Portfolio shares as part of the liquidation of the Emerging Markets Portfolio.

     3. The Developing World Portfolio's tax basis for the assets transferred to it by the Emerging Markets Portfolio will be the same as the Emerging Markets Portfolio's tax basis for the assets immediately before the Reorganization.

     4. The Developing World Portfolio's holding period for the transferred assets will include the Emerging Market Portfolio's holding period therefor.

     5. No gain or loss will be recognized by the Developing World Portfolio on its receipt of the assets transferred to it by the Emerging Markets Portfolio in exchange for the

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Board of Trustees
February 9, 2001
Page 9

new Developing World Portfolio shares and the Developing World Portfolio's assumption of the liabilities (if any) of the Emerging Markets Portfolio.

     6. No gain or loss will be recognized by the Shareholders of the Emerging Market Portfolio on the exchange of their Emerging Market Portfolio shares solely for new Developing World Portfolio shares.

     7. The basis of the new Developing World Portfolio shares to be received by an Emerging Markets Portfolio Shareholder in the Reorganization will be the same as the adjusted basis of that Shareholder's Emerging Markets Portfolio shares surrendered in exchange therefor.

     8. The holding period of the new Developing World Portfolio shares received by an Emerging Markets Portfolio Shareholder will include the Shareholder's holding period for the Emerging Markets Portfolio shares surrendered in exchange therefor, provided such Emerging Markets Portfolio shares were held as capital assets on the Effective Date.

     9. No gain or loss will be recognized by the owners of variable life insurance contracts or variable annuity contracts indirectly invested in the Emerging Markets Portfolio or the Developing World Portfolio upon the transfer of all the assets and liabilities of the Emerging Markets Portfolio to the Developing World Portfolio, the receipt of new Developing World Portfolio shares by the holders of Emerging Markets Portfolio shares, or the combination of the Emerging Markets Portfolio subaccount and the Developing World Portfolio subaccount of any of the Companies' separate accounts into a single subaccount of such separate account.

                                * * *


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Board of Trustees
February 9, 2001
Page 10

     We are furnishing this opinion letter solely for the benefit The GCG Trust, the Emerging Markets Portfolio, the Developing World Portfolio, and the Shareholders, and this letter is not to be used, circulated, or quoted for any other purpose without our written consent. Our opinion reflects our interpretation of the provisions of the Code, as in effect as of the date hereof. Absent your written request, we will not revise or update this letter to reflect subsequent changes in law.

                                                   Sincerely yours,
                                                   SUTHERLAND, ASBILL & BRENNAN
                                                   /s/  MICHAEL R. MILES



                                                   By:
                                                           Michael R. Miles


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